Exhibit 3

THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION OR (II) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, IN EITHER CASE, SATISFACTORY TO THE CORPORATION, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH OFFER, SALE, PLEDGE, OR TRANSFER IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.

WARRANT TO PURCHASE COMMON STOCK

of

Apex Farms Corp.

Void after January 10, 2023

This certifies that, for value received, Bevilacqua, PLLC (“Holder”) is entitled, subject to the terms set forth below, to purchase from Apex Farms Corp., a Nevada corporation (the “Company”), 388,143 shares of the Company, $0.0001par value per share (the “Common Stock”), as constituted on the date hereof (the “Warrant Issue Date”), upon surrender hereof, at the principal office of the Company referred to below, with the Notice of Exercise form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m., Eastern Time, on January 10, 2023, and shall be void thereafter.

2. Exercise Price. The Exercise Price at which this Warrant may be exercised shall be $0.07 per share.

3. Exercise of Warrant.

(a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, but not for more than the number of shares which may then constitute the maximum number purchasable (such number being subject to adjustment as provided in Section 11 below), at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment (i) in cash or by check acceptable to the Company, (ii) by cancellation by the Holder of indebtedness or other obligations of the Company to the Holder, or (iii) by a combination of (i) and (ii), of the purchase price of the shares of Common Stock to be purchased.

(b) Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y(A-B)

   A

Where	X	=	the number of shares of Common Stock to be issued to the Holder

	Y	=	the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

	A	=	the fair market value of one share of the Company’s Common Stock (at the date of such calculation)

	B	=	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, fair market value of one share of Common Stock shall be determined by the Company’s Board of Directors in good faith based upon standard valuation metrics; provided, however, that where there exists a public market for the Company’s Common Stock at the time of such exercise, the fair market value per share shall be the average of the closing bid and asked prices of the Common Stock quoted in the Over-The-Counter Market Summary or the last reported sale price of the Common Stock or the closing price quoted on any exchange on which the Common Stock is listed whichever is applicable, as published in the Eastern Edition of The Wall Street Journal for the five (5) trading days prior to the date of determination of fair market value.

(c) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares of Common Stock issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised. If on the date of expiration of this warrant, it may be exercised under Section 3(b) hereof and the Holder has not otherwise delivered to the Company a notice of exercise for cash, then the Holder shall be deemed to have automatically exercised this Warrant under Section 3(b) hereof immediately prior to the expiration of this Warrant.

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4. Fractional Shares or Scrip. Fractional shares or scrip representing fractional shares shall not be issued upon the exercise of this Warrant and instead the number of shares deliverable upon exercise shall be rounded up to the next whole share.

5. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

6. Rights of Stockholders. This Warrant shall not entitle its Holder to any of the rights of a stockholder of the Company.

7. Restrictions on Transfer. The Holder of this Warrant by acceptance hereof agrees that the transfer of this Warrant, the shares of Common Stock issuable upon the exercise of all or any portion of this Warrant (the “Securities”) are subject to restrictions under applicable Federal and state securities laws.

8. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its articles of incorporation as amended to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

9. Notices.

(a) Whenever the Exercise Price or number of shares of Common Stock purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

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(b) In case:

(i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of 51% of the assets of the Company to another corporation, or

(iii) of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least 15 days prior to the date therein specified.

(c) All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing.

10. Amendments.

(a) Any term of this Warrant may be amended with the written consent of the Company and the Holder.

(b) No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

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11. Certain Adjustments. For so long as this Warrant is outstanding:

(a) Mergers or Consolidations. If at any time after the date hereof there shall be a capital reorganization (other than a combination or subdivision of Common Stock otherwise provided for herein) resulting in a reclassification to or change in the terms of securities issuable upon exercise of this Warrant (a “Reorganization”), or a merger or consolidation of the Company with another corporation, association, partnership, organization, business, individual, government or political subdivision thereof or a governmental agency (a “Person” or the “Persons”) (other than a merger with another Person in which the Company is a continuing corporation and which does not result in any reclassification or change in the terms of securities issuable upon exercise of this Warrant or a merger effected exclusively for the purpose of changing the domicile of the Company) (a “Merger”), then, as a part of such Reorganization or Merger, lawful provision and adjustment shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of stock or any other equity or debt securities or cash or other property receivable upon such Reorganization or Merger by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such Reorganization or Merger. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the Reorganization or Merger to the end that the provisions of this Warrant (including adjustment of the Exercise Price then in effect and the number of Warrant Shares) shall be applicable after that event, as near as reasonably may be, in relation to any shares of stock, securities, property, cash or other property thereafter deliverable upon exercise of this Warrant. The provisions of this Section 11(a) shall similarly apply to successive Reorganizations and/or Mergers.

(b) Splits and Subdivisions; Dividends. In the event the Company should at any time or from time to time effectuate a split or subdivision of the outstanding shares of Common Stock or pay a dividend in or make a distribution payable in additional shares of Common Stock or any capital stock or other security of the Company that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) (“Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of the applicable record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share Exercise Price shall be appropriately decreased and the number of Warrant Shares shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares; provided, however, that no adjustment shall be made in the event the split, subdivision, dividend or distribution is not effectuated.

(c) Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the per share Exercise Price shall be appropriately increased and the number of shares of Warrant Shares shall be appropriately decreased in proportion to such decrease in outstanding shares.

(d) Adjustments for Other Distributions. In the event the Company shall declare a distribution payable in securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (excluding cash dividends or distributions to the holders of Common Stock paid out of current or retained earnings and declared by the Company’s board of directors) or options or rights not referred to in Sections 11(a), 11(b) or 11(c), then, in each such case for the purpose of this Section 11(d), upon exercise of this Warrant, the Holder shall be entitled to a proportionate share of any such distribution as though the Holder was the actual record holder of the number of Warrant Shares as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

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12. Net Cash Settlement. Notwithstanding anything herein to the contrary, in no event will the Holder hereof be entitled to receive a net-cash settlement as liquidated damages in lieu of physical settlement in shares of Common Stock, regardless of whether the Common Stock underlying this Warrant is registered pursuant to an effective registration statement; provided, however, that the foregoing will not preclude the Holder from seeking other remedies at law or equity for breaches by the Company of its registration obligations hereunder.

13. Miscellaneous.

(a) Governing Law. This Warrant shall be governed by and construed according to the laws of the State of Delaware without regard to its conflicts of law principles.

(b) References. Unless the context otherwise requires, any reference to a “Section” refers to a section of this Warrant. Any reference to “this Section” refers to the whole number section in which such reference is contained.

IN WITNESS WHEREOF, Apex Farms Corp. has caused this Warrant to be executed by its officers thereunto duly authorized as of January 11, 2018.

APEX FARMS CORP.

By:	/s/ Alexander M. Woods-Leo
Name:	Alexander M. Woods Leo
Title:	Chief Executive Officer

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NOTICE OF EXERCISE

TO:	Apex Farms Corp.

(1) The undersigned hereby (A) elects to purchase ________________ shares of Common Stock of Apex Farms Corp. pursuant to the provisions of Section 3(a) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full, or (B) elects to exercise this Warrant for the purchase of _________________ shares of Common Stock, pursuant to the provisions of Section 3(b) of the attached Warrant.

(2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

(3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Name)

(4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

(Name)

(Date)	(Signature)